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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Summit Design, Inc. on Form S-8 of our report dated June 18, 1996 on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc. and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Form S-1 of Summit Design, Inc. (No. 333-6445).



                                   COOPERS & LYBRAND L.L.P.




Portland, Oregon
December 17, 1996